SMC Global Securities Limited

Index to Condensed Consolidated Financial Statements

Pages

Statements of Income

2

Balance Sheets

3-4

Statements of Cash Flows

5-6

Statements of Changes in Shareholders’ Equity

7

Notes to Financial Statements

8-21

SMC Global Securities Limited

Condensed Consolidated Statements of Income

(Unaudited)

For the quarter ended June 30, (Rs. in thousands, except per share data)	2011	2012	2012 Convenience translation into US$
Revenues:
Commission income	318,784	338,981	6,100
Proprietary trading, net	229,997	274,175	4,934
Distribution income, net	17,218	16,009	288
Interest and dividends	77,102	87,000	1,566
Other income	10,121	16,863	303
Total revenues	653,222	733,028	13,191
Expenses:
Exchange, clearing and brokerage fees	236,257	233,315	4,199
Employee compensation and benefits	256,556	220,944	3,976
Information and communication	27,040	16,112	290
Advertisement expenses	29,473	39,115	704
Depreciation and amortization	36,961	28,766	518
Interest expense	56,433	50,009	900
General and administrative expenses	86,820	84,133	1,514
Total expenses	729,540	672,394	12,101
Operating Income	(76,318)	60,634	1,090
Share in profits of equity investee	2,316	-	-
Income before income taxes	(74,002)	60,634	1,090
Income taxes	(8,862)	18,245	328
Net Income	(65,140)	42,389	762

Net Income attributable to Non-Controlling Interest	(21,621)	(374)	(7)
Fund Transferred to Statutory Reserve	-	562	10
Net Income attributable to SMC Global	(43,519)	42,201	759
Net Income	(65,140)	42,389	762
Earnings per share:
Basic Earnings before extraordinary gain	(4.15)	3.85	0.07
Basic Extraordinary gain	-	-	-
Basic Net income	(4.15)	3.85	0.07
Weighted average number of shares used to compute basic and diluted earnings per share	10,478,387	10,953,839	10,953,839
Diluted Earnings before extraordinary gain	(4.15)	3.85	0.07
Diluted Extraordinary gain	-	-	-
Diluted Net income	(4.15)	3.85	0.07
Weighted average number of shares used to compute basic and diluted earnings per share	10,478,387	10,953,839	10,953,839

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheets

(Unaudited)

As of (Rs. in thousands)	March 31, 2012	June 30, 2012	June 30, 2012 Convenience translation into US$
Assets
Cash and cash equivalents	213,283	409,950	7,377
Receivables from clearing organizations (net of allowance for doubtful debts of Rs Nil as of March 31, 2012 and Rs Nil as of June 30, 2012)	211,472	75,245	1354
Receivables from customers (net of allowance for doubtful debts of Rs.125,030 as of March 31, 2012 and Rs.121,891 as of June 30, 2012)	1,559,887	1,234,136	22,208
Due from related parties	65,192	43,594	784
Securities owned:
Marketable, at market value	995,583	1,452,089	26,131
Commodities, at market value	370,540	477,664	8,596
Derivatives assets held for trading	543,906	654,581	11,779
Investments	171,741	165,819	2,984
Deposits with clearing organizations and others	3,530,004	2,749,497	49,478
Property and equipment (net of accumulated depreciation of Rs. 480,941 as of March 31, 2012 and Rs. 501,907 as of June 30, 2012)	252,279	234,694	4,223
Intangible assets (net of accumulated amortization of Rs. 131,214 as of March 31, 2012 and Rs. 134,485 as of June 30, 2012)	28,724	25,986	468
Deferred taxes, net	251,711	256,265	4,612
Other assets	1,155,300	1,497,365	26,946
Total Assets	9,349,622	9,276,885	166,940
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	109,717	131,272	2,362
Payable to customers	2,643,708	2,949,445	53,076
Derivatives held for trading	7,210	54	1
Accounts payable, accrued expenses and other liabilities	241,610	363,821	6,547
Due to related parties	4,170	1,386	25
Overdrafts and long term debt	1,759,476	801,704	14,427
Total Liabilities	4,765,891	4,247,682	76,438
Commitments and contingencies (Note 22)

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheets

(Unaudited)

As of (Rs. in thousands)	March 31, 2012	June 30, 2012	June 30, 2012 Convenience translation into US$
Shareholders' Equity
Common Stock	109,458	113,135	2,036
(28,010,000 common stock authorized; 10,945,758 and 11,313,445 equity shares issued and outstanding as of March 31, 2012 and June 30, 2012, par value Rs. 10)
Preferred Stock	-	-	-
(5,000,000 preferred stock authorized; Nil and Nil preference shares issued outstanding as of March 31,2012 and June 30, 2012, par value Rs. 10)
Subscription received in advance	10,000	10,000	180
Additional paid in capital	3,367,249	3,773,580	67,907
Retained earnings	766,046	808,809	14,555
Accumulated other comprehensive income / (loss)	(945)	(7,870)	(142)
Total Shareholder’s Equity	4,251,808	4,697,654	84,536
Non controlling interest	331,923	331,549	5,966
Total Liabilities and Shareholder’s Equity	9,349,622	9,276,885	166,940

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the quarter ended June 30, (Rs. in thousands)	2011	2012	2012 Convenience translation into US$
Cash flows from operating activities
Net profit	(43,518)	42,201	759
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	36,961	28,766	518
Deferred tax expense / (benefit)	(12,540)	(4,555)	(82)
Share of loss in equity investee and extraordinary gain	(2,316)	-	-
(Gain)/Loss on sale of property and equipment	(225)	1,618	29
(Gain) / Loss on sale of investment	(1,315)	(587)	(11)
Fair value (gain) / loss on investment	6,233	(954)	(17)
Fair value (gain) / loss on trading securities	12,846	5,212	94
Fund transferred to Statutory Reserve	-	562	10
Minority Interest	(21,621)	(374)	(7)
Allowance for doubtful debts	-	1,000	18
Provision for gratuity & Leave Encashment	4,137	365	7
Changes in assets and liabilities:
Receivables from clearing organizations	478,748	136,227	2,452
Receivables from customers	(338,205)	324,752	5,844
Dues from related parties	(4,423)	21,598	389
Dues to related parties	4,872	(2,784)	(50)
Securities owned	72,511	(461,718)	(8,309)
Commodities	(70,439)	(107,124)	(1,928)
Derivatives held for trading, net	(58,217)	(117,831)	(2,121)
Deposits with clearing organizations and others	(578,363)	780,507	14,045
Other assets	11,081	(342,065)	(6,155)
Payable to broker-dealers and clearing organizations	(14,849)	21,555	388
Payable to customers	527,202	305,736	5,502
Accrued expenses	12,185	121,846	2,193
Net cash used in operating activities	20,742	753,953	13,568

Cash flows from investing activities
Purchase of property and equipment	(8,639)	(10,663)	(192)
Proceeds from sale of property and equipment	678	1,123	20
Purchase of investments	-	(9,500)	(171)
Proceeds from sale of investments	40,000	16,963	305
Acquisition of intangible assets	(1,909)	(521)	(9)
Net cash used in/from investing activities	30,131	(2,598)	(47)

Cash flows from financing activities
Net movement in overdrafts and long term debt	28,484	(957,771)	(17,235)
Issue of Share Capital	-	3,677	66
Additional Paid in Capital	-	406,331	7,312
Net cash provided by financing activities	28,484	(547,763)	(9,857)
Effect of exchange rate changes on cash and cash equivalents	17	(6,925)	(125)
Net Increase / (decrease) in cash and cash equivalents during the period	79,374	196,667	3,539
Add : Balance as of beginning of the period	119,243	213,283	3,838
Balance as of end of the period	198,617	409,950	7,377

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

                                                                                                                                            Three months ended June 30, 2011

(Rs. in thousands)	Common Stock		Subscription received in advance	Additional Paid in Capital	Retained earnings	Other reserves	Accumulated other comprehensive income / (loss)	Non controlling interest	Total
	Shares	Par value
Balance as of March 31, 2011	10,478,387	104,784	6000	2,903,173	821,324	-	8,739	139,002	3,983,022
Subscription refunded	-	-	-	-	-	-	-	-	-
Net income for the period	-	-	-	-	(43,518)	-	(101)	(21,621)	(65,240)
Balance as of June 30, 2011	10,478,387	104,784	6,000	2,903,173	777,806	-	8,638	117,382	3,917,783
Balance as of June 30, 2011 Convenience translation into US$		2,350	135	65,108	17,444	-	194	2,632	87,862

                                                                                                                                         Three months ended June 30, 2012

(Rs. in thousands)	Common Stock		Subscription received in advance	Additional Paid in Capital	Retained earnings	Other reserves	Accumulated other comprehensive income / (loss)	Non controlling interest	Total
	Shares	Par value
Balance as of March 31, 2012	10,945,758	109,458	10,000	3,367,249	766,046	-	(945)	331,923	4,583,731
Issue of Share Capital	367,687	3677	-	406,331	-	-	-	-	410,008
Fund Transferred to Statutory Reserve	-	-	-	-	562	-	-	-	562
Net income for the period	-	-	-	-	42,201	-	(6,925)	(374)	34,902
Balance as of June 30, 2012	11,313,445	113,135	10,000	3,773,580	808,809	-	(7,870)	3,31,549	5,029,203
Balance as of June 30, 2012 Convenience translation into US$		2,036	180	67,907	14,555	-	(142)	5,966	90,502

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Notes to Condensed Financial Statements (Unaudited)

(Rs. in thousands, except per share data)

1.

Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE, MCX and USE Stock Exchange Limited in currency segment of the Exchange. The Company is also a trading member of the Bombay Stock Exchange Limited (“BSE”) in the capital market, trading and clearing member in the futures and options market and also provides depository participant services through Central Depository Services (India) Limited and National Securities Depository Limited. Its wholly owned subsidiary, SMC Comtrade is a trading and clearing member of National Commodity and Derivatives Exchange Limited (“NCDEX”), Multi Commodity Exchange of India (“MCX”), Indian Commodity Exchange Limited (“ICEX”), Ace Derivatives and Commodity Exchange Limited (“ACE”), National Multi Commodity Exchange of India Limited (“NMCE”) and National Spot Exchange Limited (“NSEL”)  in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade Limited  holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also wholly owned subsidiary of SMC Comtrade Limited and holds direct broking license from IRDA (Insurance & Regulatory Development Authority of India) in the life and non life insurance. The Company is a holding company of SMC Investments and Advisors Limited (Formerly known as Sanlam Investments and Advisors (India) Limited) which is engaged in the business of portfolio management and consultancy. The Company is also holding company of SMC Capitals Limited, registered as Category I Merchant Banker with SEBI (Securities and Exchange Board of India) and of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI"). The Company has also formed a wholly owned subsidiary, SMC ARC Limited. The Company is holding company of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) engaged in the business of Financing and Investments.

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmadabad Stock Exchange, Calcutta Stock Exchange and Guwahati Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2.

Summary of Significant Accounting Policies

Basis of Preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its wholly-owned subsidiary (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade, SMC Investments, SMC Capitals, SMC ARC, Moneywise Financial, SMC Comex and SMC Insurance, from the date of acquisition.

The company also consolidates the results of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) as the company has acquired complete control over its operating and financial decisions . The Company had invested Rs. 159,900 to acquire 15,990,000 equity shares of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) representing 39% interest. The Company had invested Rs. 3,900 to acquire 390,000 equity shares of Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) representing 39% interest.

All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “Rs.”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex. The functional currency of SMC Comex is its local currency (“AED”). Assets and liabilities of SMC Comex are translated at year-end rates of exchange, and income statement accounts are translated at weighted average rates of exchange for the year. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the year ended June 30, 2012 have been translated into U.S.dollars (US$) at US$1.00 = Rs. 55.57 based on the spot exchange as on June 30, 2012 declared by the Federal Reserve Board, United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. Commission income from insurance broking business is recognized on the logging in or placement of policies with the respective insurance company. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

d) Portfolio Management and Consultancy Services

The Group renders portfolio management services and management consultancy. It recognizes the fee income on an accrual basis in accordance with the terms of agreement and completion of service.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains and losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value.  The impairment is charged to income.  In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organizations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

Advertising Costs

All advertising costs are expensed as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at March 31, the measurement date.

iii) Compensated Absence

The employees of the Group are entitled to compensated absences based on the unavailed leave balance and the last drawn salary of the respective employees. The Group has provided for the liability on account of compensated absences in accordance with ASC 710-10-25 (SFAS No. 43, "Accounting for Compensated Absences"). The Group records a liability based on actuarial valuations.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

Comprehensive Earnings

Comprehensive earnings for each of the three years in the period ended March 31, 2012, was equal to the Group’s net earnings.

Earnings Per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In May 2011, the FASB issued amendments to the existing guidance on fair value measurement in Accounting Standards Update No. 2011-04—"Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs". The amendments are intended to create consistency between U.S. generally accepted accounting standards and International Financial Reporting Standards on measuring fair value and disclosing information about fair value measurements. The amendments clarify the application of existing fair value measurement requirements including (i) the application of the highest and best use valuation premise concepts, (ii) measuring the fair value of an instrument classified in a reporting entity's shareholders' equity, and (iii) quantitative information required for fair value measurements categorized within Level 3. In addition, the amendments require additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. The amendments in this update are effective for fiscal years, and interim periods beginning on or after December 15, 2011. These changes are required to be applied prospectively. The Company does not expect a material impact upon adoption of the provisions of the FASB guidance on the Company's consolidated financial statements.

In June 2011, the Financial Accounting Standards Board (the "FASB") issued Accounting Standards Update No. 2011-05—"Comprehensive Income (Topic 220): Presentation of Comprehensive Income" an amendment to the existing guidance on the presentation of comprehensive income. Under the amended guidance, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This update eliminates the option in U.S. GAAP to present other comprehensive income in the statement of changes in equity. The amendments are effective on a retrospective basis for fiscal years, and interim periods within those years, beginning on or after December 15, 2011. The adoption of this amendment will result in a change to the Company's current presentation of comprehensive income.

In September 2011, the FASB issued ASU 2011-08, "Intangibles—Goodwill and Other (Topic 350)." The objective of this update is to simplify how entities test goodwill for impairment. This update permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test. The update is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011. The Company does not expect any material impact upon the adoption of this update.

In December 2011, the FASB issued guidance enhancing disclosure requirements about the nature of an entity's right to offset and related arrangements associated with its financial instruments and derivative instruments. The new guidance requires the disclosure of the gross amounts subject to rights of set-off, amounts offset in accordance with the accounting standards followed, and the related net exposure. The new guidance will be effective for us beginning July 1, 2013. Other than requiring additional disclosures, we do not anticipate material impact on our financial statements upon adoption.

3.

Business Combination

The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

The company also consolidates the results of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) and Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited)  as the company has acquired complete control over its operating and financial decisions (accounted under equity method of accounting in previous year). The Company had invested Rs. 159,900 to acquire 15,990,000 equity shares of SMC Finvest Limited (formerly known as Sanlam Investment Management (India) Limited) representing 39% interest. The Company had invested Rs. 3,900 to acquire 390,000 equity shares of Moneywise Finvest Limited (formerly known as Sanlam Trustee Company (India) Limited) representing 39% interest.

The company has allotted 367,687 equity shares of Rs. 10/- each at a premium of Rs. 1105.10 (Total consideration of Rs. 410,008) to SANLAM International Investment Partners Limited through private placement on preferential basis as per the terms and conditions stipulated in the share subscription agreement dated 30th May 2011.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141R“Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions.

4.

Deposits with Clearing Organizations and Others

SMC Global is a member of the clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed.

5.

Receivables from Exchange and Clearing Organizations

As of	March 31, 2012	June 30, 2012	June 30, 2012
			US $
Receivable from clearing organizations	211,472	75,245	1,354
Total	211,472	75,245	1,354

6.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of	March 31, 2012	June 30, 2012	June 30, 2012
			US $
Equity shares	995,583	1,452,089	26,131
Total	995,583	1,452,089	26,131

7.

Derivatives assets held for trading

These consist of exchange traded futures and options at market values, as follows:

As of	March 31, 2012	June 30, 2012	June 30, 2012
			US $
Exchange traded derivatives held for trading	543,906	654,581	11,779
Total	543,906	654,581	11,779

8.

Other Assets

Other assets consist of:

As of	March 31, 2012	June 30, 2012	June 30, 2012
			US $
Advance to BCCL	414,671	406,244	7,311
Prepaid expenses	67,915	40,556	730
Security deposits	54,094	60,753	1,093
Advance tax, net	82,409	128,705	2,316
Others	536,211	861,107	15,496
Total	1,155,300	1,497,365	26,946

Advances to BCCL reflect the amount paid as advance against advertisement expenses to Bennett Coleman & Co. Limited for the period of eight years ending on April 14, 2016.

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and service tax, net off amount of provision for income tax.

Others primarily includes advances paid for property being taken on lease, connectivity, advertisement and legal expenses.

9.

Property and Equipment

Property and equipment consist of:

As of	March 31, 2012	June 30, 2012	June 30, 2012 US $
Land	10,022	10,022	180
Building	56,084	56,084	1,009
Equipment	100,710	99,736	1,795
Furniture and Fixture	189,919	190,047	3,420
Computer Hardware	302,531	304,935	5,487
Vehicle	37,287	38,877	700
Satellite Equipment	36,667	36,900	664
Total property and equipment	733,220	736,601	13,255
Less: Accumulated depreciation	480,941	501,907	9,032
Total property and equipment, net	252,279	234,694	4,223

Depreciation expense amounted to Rs. 30,326 and Rs. 25,504 for the quarter ended June 30, 2011 and 2012 respectively.

Property and equipment includes following assets under capital lease:

As of	March 31, 2012	June 30, 2012	June 30, 2012 US $
Vehicle	11,771	11,771	212
Total leased property and equipment	11,771	11,771	212
Less: Accumulated depreciation	3,659	4,244	76
Total leased property and equipment, net	8,112	7,527	136

10.

Intangible Assets

Intangible assets consist of:

As of	March 31, 2012	June 30, 2012	June 30, 2012 US $
Intangible assets subject to amortization
Software	133,158	133,171	2,397
Customer relationship	7,500	7,500	135
Intangible assets not subject to amortization
Goodwill	14,725	14,725	265
Membership in exchanges	4,555	5,075	91
Total intangible assets	159,938	160,471	2,888
Less: Accumulated amortization	131,214	134,485	2,420
Total intangible assets, net	28,724	25,986	468

 Amortization expense amounted to Rs. 6,635 and Rs.3,262 for the quarters ended June 30, 2011 and 2012 respectively.

11.

Investments

Investments consist of:

As of	March 31, 2012	June 30, 2012	June 30, 2012 US $
Trading Investment	124,226	119,956	2,159
Other investment	47,515	45,863	825
Total	171,741	165,819	2,984

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

SMC Global holds 49,000 shares, representing 40% interest in Trackon Telematics Private Limited. The Group accounts for its investment in Trackon Telematics Private Limited under equity method of accounting. In view of continuous losses and non availability of any financial information of Equity Investee, the management has decided to write off the value of investment.

Trading investment consists of investment in shares, mutual fund and derivatives and includes Rs 2,462 as of June 30, 2012 of net unrealized gain/(loss).

12.

Overdrafts and Long Term Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was Rs. 1,032,151 and Rs. 197,800 as of March 31, 2012 and June 30, 2012, respectively, at average effective interest rates of 11.02% and 10.50%, respectively.  Deposits have been pledged by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were Rs. 197,439 and Rs. 74,698 at March 31, 2012 and June 30, 2012, respectively.

              Long Term Debt

Long term debt outstanding comprises of loans taken against vehicles. The long term debt was Rs.  4,886 and Rs. 4,206 at March 31, 2012 and June 30, 2012, respectively, at average effective interest rates of 9.9% and 9.86%, respectively.  Long term debt is secured by hypothecation of vehicles.

Long-term debt outstanding comprises of term loan facilities. The long-term debt was Rs. 525,000 and Rs. 525,000 at March 31, 2012 and June 30, 2012, respectively, at average effective interest rates of 12.6% and 12.6%, respectively

13.

Net Capital Requirements

The Group is subject to regulations of SEBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global is subject to regulations of SEBI, NSE and BSE in India. The Company is required to maintain net capital of Rs. 30,000 in NSE and Rs. 30,000 in BSE. As of March 31, 2012 and June 30, 2012, the net capital as calculated in the periodic reports was Rs. 1,165,176 and Rs 2,019,185 which was in excess of its net capital requirement.

SMC Comtrade is subject to regulations of MCX, NCDEX, ICEX, NMCE, NCDEX Spot and NSEL in India, which specifies minimum net capital requirements of Rs. 5,000 in each. As of March 31, 2012 and June 30, 2012, the net capital as calculated in the periodic reports was Rs. 714,647 and Rs. 735,099, which was in excess of its net capital requirement.

SMC Comex is subject to regulations of DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand. As of March 31, 2012 and June 30, 2012, the net capital as calculated in the periodic reports was Rs. 32,298 and Rs. 29,051.

SMC Capital is subject to regulations of SEBI in India. The Company is required to maintain net capital of Rs. 50,000. As of March 31, 2012 and June 30, 2012, the net capital as calculated in the periodic reports was Rs. 85,983 and Rs. 79,155, which was in excess of its net capital requirement.

14.

Payable to Broker Dealers and Clearing Organizations

As of	March 31, 2012	June 30, 2012	June 30, 2012 US $
Payable to clearing organizations	29,609	38,781	698
Commission payable	80,108	92,491	1,664
Total	109,717	131,272	2,362

15.

Accounts Payable, Accrued Expenses and Other Liabilities

As of	March 31, 2012	June 30, 2012	June 30, 2012 US $
Security deposits	25,142	25,466	458
Accrued expenses	56,519	168,893	3,039
Other liabilities	30,454	51,592	928
Provision for gratuity	30,044	28,934	521
Salary payable	76,585	57,783	1,040
Others	22,866	31,153	561
Total	241,610	363,821	6,547

Security deposits primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees.

16.

Distribution Income

The net distribution income comprises of:

As of	June 30, 2011	June 30, 2012	June 30, 2012 US $
Gross distribution revenue	55,447	234,299	4,216
Less: Distribution revenues attributable to sub-brokers	38,229	218,290	3,928
Net distribution income	17,218	16,009	288

17.

Employee benefits

The Gratuity Plan

Net gratuity cost for the three months ended June 30, 2011 and 2012 comprises the following components:

Quarter ended June 30,	2011	2012	2012 US $
Service cost	1871	1937	35
Interest cost	417	484	9
Amortization	(193)	(438)	(8)
Net gratuity costs	2,095	1983	36

Provident Fund

The Group’s contribution towards the provident fund amounted to Rs. 4,894 and Rs 3,774 for the quarter ended June 30, 2011 and 2012 respectively.

18.

Income Taxes

The effective tax rate was 32.445% in the first quarter of year 2011 and 2012.

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2009-10 and onwards.  The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

19.

Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of	March 31, 2012	June 30, 2012	June 30, 2012 US $
Fixed deposits	3,126,861	2,315,791	41,673
Securities owned	532,028	-	-
Total	3,658,889	2,315,791	41,673

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

The Company has obtained overdraft facility against pledge of shares  from Kotak Mahindra Bank, Kotak Mahindra Prime Ltd., Morgan Stanley, Citi Bank, and HDFC Bank. The Company has obtained overdraft facility against pledge of Term Deposits from HDFC Bank.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26% holding in SMC Comtrade.

The group has obtained a term loan of Rs. 525,000 from ICICI Bank. It is secured by a first pari passu charge over all its movable property (present and future) and other tangible and intangible assets, includes trade receivables and current assets. It is further secured by pledging 10% of total paid up capital by promoters. The promoters have also provided a non disposable undertaking for 10% of paid up capital of the company. The debt is also secured by personnel guarantee of directors.

20.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers:

Quarter ended June 30, (in %)	2011	2012
Revenue from top two customers	1.93	1.83
Revenue from top five customers	4.02	3.27
Revenue from top ten customers	5.97	5.08

21.

Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

        The Group has recognized the following segments on the basis of Business activities carried on (including by its subsidiaries), in respect of which financial statements are consolidated with the financial statements of the Company.

        The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

Quarter ended June 30,	2012
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	362,301	211,169	57,555	12,211	1,893	4,801	311	(4,213)	646,028	11,625
Earnings after taxes	12,028	27,072	9,666	(9,950)	10,354	(6,828)	47	-	42,389	762
Total assets	7,906,913	2,185,182	201,282	188,189	1,120,579	84,000	24,200	(2,433,460)	9,276,885	166,940

Quarter ended June 30,	2011
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	ARC	Elimination	Total	US $
Revenue from external customer excluding interest income	371,545	152,169	44,714	11,065	(2,057)	3,729	142	(9,302)	576,119	12,920
Earnings after taxes	204	(2,573)	(10,587)	(43,242)	(1,537)	(6,583)	(822)	-	(65,140)	(1,461)
Total assets	7,431,301	1,848,894	243,083	256,763	909,764	104,307	22,916	(2,334,968)	8,482,060	190,223

22.

Commitments and Contingent Liabilities

a)  Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight line method. Rental expense amounted to Rs. 118,393 and Rs. 28,284 for the year ended March 31, 2012 and quarter ended June 30, 2012 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2012 and June 30, 2012, guarantees of Rs 2,710,075 and Rs. 3,097,575 are provided by various banks to exchange clearing houses and sale tax authorities for the Group, in the ordinary course of business, as a security for due performance and fulfillment by the Group of its commitments and obligations.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 0.6% to 0.8% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee and classify in the income statement under ‘interest expense’. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

The Group is subject to periodic inspection by governmental and regulatory agencies, which may sometimes result in adverse judgments, fines or penalties. Factors considered by management in estimating the Group’s reserves for these matters are the merits of the claims, the total cost of defending the litigation, the likelihood of a successful defense against the claims, and the potential for fines and penalties from regulatory agencies. As litigation and the resolution of regulatory matters are inherently unpredictable, the Group cannot predict with certainty the ultimate loss or range of loss related to matters where there is only a reasonable possibility that a loss may be incurred. The Group believes, based on current knowledge and after consultation with legal counsel, that the resolution of loss contingencies will not have a material adverse effect on the financial statements of the Group.

SMC Group has one Show Cause Notice, issued by SEBI, pending as on date of reporting. Details of the show cause notice are  as under;

Show Cause notice under Regulations 25 of SEBI (Intermediaries) Regulations, 2008 vide Notice No. EAD-4/ENQ/PKB/EIF-13/OW/22480/2010 dated 6th October 2010 and MIRSD-2/AM-KR/8588/2012 dated 16th April 2012.

SEBI had conducted an inspection for clearing activities for the period 1st Dec, 2008 to 24th Nov, 2009. The inspection reported under collection of margin from trading members leading to wrong reporting of margin and excess exposure to client trading members. The company did reply on the findings on 19th April, 2010. SEBI has issued a show cause notice (SCN) on 6th Oct, 2010 with respect to inspection conducted. Under this SCN, SEBI has also appointed a Designated Authority (DA) to investigate the issue and place its report. The said SCN was duly replied in writing on 25th Nov. 2010 and the company has also made a representation in person to DA on 7th April 2011. Further submissions in writing were also furnished on 9th May 2011 to SEBI appointed DA.

Post our above-mentioned submissions and representation in person, SEBI has issued another SCN vide reference no. MIRSD-2/AM-KR/8588/2012 dated 16th April 2012, seeking further clarification based upon the observations made by DA.

The Company has sought clarification on SCN via application dated 14th May, 2012, requesting the SEBI to keep the proceedings emanating from the SCN in abeyance and kindly address the preliminary issues including clarification on various matters.

23.

Subsequent Events

The Company has entered following share purchase agreements with SANLAM International Investment Partners Limited dated 30st May, 2011:

Purchase of 25,010,000 equity shares being 61% equity interest in SMC Finvest Limited (Formerly Sanlam Investment Management (India) Limited) at Rs.8.80 per share aggregating Rs.220,088.

Purchase of 610,000 equity shares 61% interest in Moneywise Finvest Limited (Formerly Sanlam Trustee Company (India) Limited) at Rs.9.67 per share for Rs. 5,899;

Purchase of 7,499,999 equity shares being 49.99% interest in SMC Investment and Advisors Limited (Formerly Sanlam Investment and Advisors (India) Limited) at Rs.40 per share for Rs. 299,999.

After the execution of the above share purchase agreements, the above companies will become wholly owned subsidiaries of the Group. The above mentioned purchase agreement shall be executed on completion of conditions precedent to the agreement and receipt of requisite approvals.

The company has issued Bonus shares in the ratio of 1:1, as approved in Annual General Meeting dated 31st July 2012. Further the shares of the company of face value of Rs. 10/- each have been sub divided into five shares of face value of Rs. 2/- each. Consequently the Authorised Equity Share Capital of the company of Rs. 280,100 would comprise of 140,050,000 Equity Shares of Rs. 2/- each w.e.f. record date i.e. 10th August 2012.